As filed with the Securities and Exchange Commission on March 27, 2024

Registration No. 333-79643
Registration No. 333-46936
Registration No. 333-126054
Registration No. 333-204455
Registration No. 333-236660
Registration No. 333-237998
Registration No. 333-259566
Registration No. 333-259566

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-79643
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-46936
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126054
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204455
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236660
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237998
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-259566
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-259566

BOWFLEX INC.
(Exact name of registrant as specified in its charter)

Washington	94-3002667
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way Vancouver, Washington	98683
(Address of Principal Executive Offices)	(Zip Code)

Direct Focus, Inc. Stock Option Plan
Direct Focus, Inc. 401(k) Savings Plan
Nautilus, Inc. Stock Option Plan
Nautilus, Inc. 2005 Long-Term Incentive Plan, as amended
Nautilus, Inc. Employee Stock Purchase Plan
Non-Plan Restricted Stock Unit Agreements (Inducement Restricted Stock Unit Awards)
Nautilus, Inc. Inducement Stock Plan for Vay AG Employees
Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan
(Full title of the plans)

Aina Konold
Chief Financial Officer
Bowflex Inc.
17750 S.E. 6th Way
Vancouver, Washington 98683

(Name and address of agent for service)
(360) 859-2900
(Telephone number, including area code, of agent for service)

With copies to:
Amy Bowler
Holland & Hart LLP
555 17th Street, Suite 3200
Denver, CO 80202
(303) 295-8000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 EXPLANATORY NOTE
These Post-Effective Amendments (these “Post Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Bowflex Inc. (f/k/a Nautilus, Inc. and Direct Focus, Inc.), a Washington corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):
•Registration Statement on Form S-8 (No. 333-79643), filed with the SEC on May 28, 1999;
•Registration Statement on Form S-8 (No. 333-46936), filed with the SEC on September 29, 2020;
•Registration Statement on Form S-8 (No. 333-126054), filed with the SEC on June 22, 2005;
•Registration Statement on Form S-8 (No. 333-204455), filed with the SEC on May 26, 2015;
•Registration Statement on Form S-8 (No. 333-236660), filed with the SEC on February 26, 2020;
•Registration Statement on Form S-8 (No. 333-237998), filed with the SEC on May 5, 2020;
•Registration Statement on Form S-8 (No. 333-259566), filed with the SEC on September 15, 2021; and
•Registration Statement on Form S-8 (No. 333-259566), filed with the SEC on August 22, 2022.
On March 4, 2024, the Company and certain of its subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code 11 U.S.C. §§ 101-1532 in the United States Bankruptcy Court for the District of New Jersey, thereby commencing chapter 11 cases for the Company Parties (the “Chapter 11 Cases”).
As a result of the Chapter 11 Cases, the Company has terminated all offerings of the Company’s common stock pursuant to the Registration Statements. Accordingly, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all such shares of common stock of the Company that are registered but unsold under the Registration Statements, if any. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such shares of common stock, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on March 27, 2024. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

BOWFLEX INC. (Registrant)

March 27, 2024	By:	/s/ Aina E. Konold
Date		Aina E. Konold
Chief Financial Officer
(Principal Financial Officer)